                                               Registration No. 333-____________
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                 ____________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         Glacier Water Services, Inc.
         ------------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
                   ----------------------------------------
        (State or Other Jurisdiction of Incorporation or Organization)

                                  33-0493559
                          --------------------------
                     (I.R.S. Employer Identification No.)

                               2261 Cosmos Court
                          Carlsbad, California 92009
                     ------------------------------------
                   (Address of Principal Executive Offices)

            GLACIER WATER SERVICES, INC. STOCK COMPENSATION PROGRAM
            -------------------------------------------------------
                           (Full Title of the Plan)

                              Mr. Jerry A. Gordon
                President, Chief Operating Officer and Director
                               2261 Cosmos Court
                          Carlsbad, California 92009
                     -------------------------------------
                    (Name and Address of Agent For Service)

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                           Proposed Maximum           Proposed Maximum
  Title Of Securities To           Amount To Be           Offering Price Per         Aggregate Offering      Amount of Registration
       Be Registered              Registered (1)               Share (2)                 Price (2)                  Fee (2)
------------------------------------------------------------------------------------------------------------------------------------
       Common Stock,
      $0.01 per share             1)      82,516          1)       $12.125           1)     $1,000,506.50              $769
                                  2)     162,484          2)       $11.75            2)     $1,909,187.00
====================================================================================================================================


         (1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of operation of the anti-dilution provisions of the Glacier Water Services, Inc. 1994 Stock Compensation Program of the Registrant.

         (2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based on either the exercise price for the stock or the average of the high and low prices of the Common Stock of the Registrant on the American Stock Exchange on July 27, 2000, the last date trading occurred in the Common Stock prior to the date of filing of this Registration Statement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          This registration statement filed under the Securities Act of 1933, as amended, by Glacier Water Services, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") hereby incorporates by reference the contents of the registration statement relating to the registration of 142,250 shares of Common Stock of the Company (File No. 33-80016) filed on June 8, 1994 (the "Registration Statement"). All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities then offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents with the Commission.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
         (as updated through the date of this Registration Statement)

          Each of the items required in Part II of the Registration Statement remain correct as of the date of the filing of this registration statement on Form S-8.

                                  SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of
          --------------
1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carlsbad, state of California, on this 10th day of August, 2000.

                             GLACIER WATER SERVICES, INC.



                             By: /s/ Jerry A. Gordon
                                ------------------------------------------------
                                Name:  Jerry A. Gordon
                                Title: President, Chief Executive Officer and
                                       Director

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                     Title                       Date
                 ---------                                     -----                       ----
/s/ Jerry A. Gordon                           President, Chief Executive Officer and   August 10, 2000
-----------------------------------------
Jerry A. Gordon                                              Director

/s/ Jerry R. Welch                                           Director                  August 10, 2000
-----------------------------------------
Jerry R. Welch

/s/ Peter H. Neuwirth                               Vice Chairman of the Board         August 10, 2000
-----------------------------------------
Peter H. Neuwirth

/s/ Richard A. Kayne                                   Chairman of the Board           August 10, 2000
-----------------------------------------
Richard A. Kayne

/s/ Robert V. Sinnott                                        Director                  August 10, 2000
-----------------------------------------
Robert V. Sinnott

/s/ Douglas C. Boyd                                          Director                  August 10, 2000
-----------------------------------------
Douglas C. Boyd

                                                             Director                  August 10, 2000
-----------------------------------------
Scott H. Shlecter

/s/ David Walters                                 Vice President, Chief Financial      August 10, 2000
-----------------------------------------
W. David Walters                                 Officer (principal financial and
                                                        accounting officer)

                                 EXHIBIT INDEX

Exhibit Number                            Description
--------------                            -----------
        5           Opinion of Milbank, Tweed, Hadley & McCloy LLP.
        23.1        Consent of Arthur Andersen LLP.
        23.2        Consent of Milbank, Tweed, Hadley & McCloy LLP. (included in
                    Exhibit 5).